Exhibit 77Q1(e):  Exhibits; Copies of Any New or Amended Registrant Investment
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Advisory Contracts
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The following document is incorporated by reference:

Interim Investment Advisory Agreement between Montgomery Street Income Securities, Inc. and Pacific Investment Management Company LLC, dated March 15, 2010, is incorporated by reference from Exhibit E of the Fund's definitive proxy statement filed on May 21, 2010 (accession number 0000067813-10-000011).